UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 6, 2006

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain
        Officers.

Salary Increases for Principal Financial Officer and Named Executive Officers

On December 6, 2006, the Compensation and Nominating Committee of the Board of Directors of Aftermarket Technology Corp. approved increases to the annual base salaries of our principal financial officer and two of our three named executive officers as follows:

	Current Salary	New Salary
Todd R. Peters	$324,500	$337,500
William L. Conley, Jr.	$252,000	$260,000
Joseph Salamunovich	$234,600	$244,000

These increases will take effect January 1, 2007.

2007 Incentive Compensation Plan

On December 6, the Compensation and Nominating Committee also approved the 2007 incentive compensation program for our principal financial officer, Todd R. Peters, and our named executive officers (William L. Conley, Jr., Brett O. Dickson, Joseph Salamunovich), which is administered under our Stock Incentive Plans. In the 2007 incentive compensation program, these officers will receive a cash bonus if we achieve or exceed specified EPS and other financial targets for 2007, provided that the bonuses may be reduced by up to 20% at the discretion of the Committee if certain quality and service metrics are not achieved during the year. The bonus is stated as a percentage of base salary. For 2007, the base bonus percentage for each of these officers remains the same as in 2006 as follows:

Percent of Base Salary
Todd R. Peters	60
William L. Conley, Jr.	50
Brett O. Dickson	50
Joseph Salamunovich	45

On December 7, the Board of Directors set the 2007 incentive compensation program base bonus percentage for our principal executive officer at 90% of base salary.

Long-Term Incentive Plan

The Compensation and Nominating Committee (acting on December 6 with respect to our principal financial officer and our named executive officers) and the Board of Directors (acting on December 7 with respect to our principal executive officer) approved a new long-term incentive plan for our senior officers. This plan calls for (i) annual grants of restricted stock and stock options with a three-year vesting schedule, and (ii) an annual cash award that would be payable after three years only if Aftermarket Technology Corp. achieves three-year targets for revenue, net income and return on invested capital. The restricted stock and stock options are each intended to represent 35% of the total award value with the cash component making up the remaining 30% of the total value. The total award value is intended to equal a percentage of the officer’s base salary as follows:

Percent of Base Salary
Donald T. Johnson, Jr.	300
Todd R. Peters	125
William L. Conley, Jr.	125
Brett O. Dickson	75
Joseph Salamunovich	75

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006	AFTERMARKET TECHNOLOGY CORP.
	By:	/s/ Joseph Salamunovich
Title: Vice President